UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2017
JRjr33, INC.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)
2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)
(469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.     Material Modification to Rights of Security Holders

On August 5, 2017, Rochon Capital Partners, Ltd., a Texas Limited Partnership (“RCP”) entered into a Second Permitted Transferee Agreement (the “ Second Agreement”) with Huckleberry Investments LLP, a UK limited liability partnership (“Huckleberry”). RCP agreed that Huckleberry is not nor will it be subsequently deemed as an Acquiring Person as defined by the second amendment to the Share Exchange Agreement dated October 10, 2014 by and between JRjr33, Inc. f/k/a “CVSL Inc. (the “Company”) and RCP under the following conditions: Huckleberry may acquire up to, but not exceed, twenty percent (20%) of the outstanding shares of common stock of the Company available on the open market over the consecutive ninety (90) days following the effective date of the Agreement. Subject to these conditions, RCP agrees to irrevocably waive its right to trigger the issuance of the second tranche parent stock to RCP or a permitted transferee as defined by the Share Exchange Agreement as amended.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is being filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Second Permitted Transferee Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: August 11, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Permitted Transferee Agreement